Exhibit 99.1

Michael Kors Holdings Limited Announces Third Quarter Fiscal 2015 Results

Third Quarter Total Revenue Increased 29.9%; Comparable Store Sales Increased 8.6%

Third Quarter Reported Diluted EPS increased 33.3% to $1.48

London — February 5, 2015 — Michael Kors Holdings Limited (NYSE:KORS) (the “Company”), a global luxury lifestyle brand, today announced its financial results for the third quarter ended December 27, 2014.

For the third quarter ended December 27, 2014:

•	Total revenue increased 29.9% to $1.3 billion from $1.0 billion in the third quarter of fiscal 2014. On a constant currency basis, total revenue increased 32.6%.

•	Retail net sales increased 37.0% to $689.4 million driven by 114 net new store openings since the end of the third quarter of fiscal 2014, e-commerce sales from the recently launched U.S. e-commerce site and an 8.6% increase in comparable store sales. On a constant currency basis, retail net sales grew 40.5%, and comparable store sales increased 10.9%. Wholesale net sales increased 24.4% to $573.8 million and on a constant currency basis, wholesale net sales grew 26.4%. Licensing revenue increased 8.6% to $51.5 million.

•	Revenue in North America increased 22.6% to $1.1 billion, with a 6.0% increase in comparable store sales. On a constant currency basis, revenue in North America grew 23.1%, with a 6.8% increase in comparable store sales. European revenue grew 72.1% to $241.4 million, with comparable store sales increasing 21.2%. On a constant currency basis, revenue in Europe grew 86.3%, with a 29.9% increase in comparable store sales. Revenue in Japan increased 72.1% to $16.0 million, with comparable store sales growth of 35.4%. On a constant currency basis, revenue in Japan grew 96.3%, with a 54.4% increase in comparable store sales.

•	Gross profit increased 29.2% to $800.1 million, and as a percentage of total revenue was 60.9% compared to 61.2% in the third quarter of fiscal 2014.

•	Income from operations was $418.5 million, or 31.8% as a percentage of total revenue, as compared to $343.2 million, or 33.9% as a percentage of total revenue, for the third quarter of fiscal 2014.

•	Net income was $303.7 million, or $1.48 per diluted share, based on a 27.2% tax rate and 205.6 million weighted average diluted shares outstanding. Net income for the third quarter of fiscal 2014 was $229.6 million, or $1.11 per diluted share, based on a 33.1% tax rate and 206.1 million weighted average diluted shares outstanding.

•	At December 27, 2014, the Company operated 509 retail stores, including concessions, compared to 395 retail stores, including concessions, at the end of the same prior-year period. The Company had 194 additional retail stores, including concessions, operated through licensing partners. Including licensed locations, there were 703 Michael Kors stores worldwide at the end of the third quarter of fiscal 2015.

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “Our third quarter marked the 13th consecutive period of growth in revenue, comparable store sales and earnings, since our initial public offering. We had a strong holiday season, with comparable stores sales performance led by double digit growth in our accessories category, both in our retail and wholesale channels. We also saw continued momentum across our operating segments and geographies driven by our compelling fashion product offering and jet-set luxury experience that resonated well with customers. In addition, we continued to advance on our multiple growth strategies and in particular, we saw exceptional performance from our recently launched Company-owned U.S. e-commerce site, which exceeded our expectations. E-commerce sales increased 73% in the quarter, as compared to sales at the previous outsourced site. Had we included e-commerce in our comparable store base, North America comparable store sales results would have been 380 basis points higher, which we believe is a more accurate reflection of our performance. It is clear that Michael Kors remains a leader within the global fashion luxury market and our brand continues to resonate with consumers around the world. Overall, we see continued momentum in our business, remain confident in our long-term potential and are committed to enhancing value for our shareholders.”

For the first nine months ended December 27, 2014:

•	Total revenue for the first nine months increased 37.5% to $3.3 billion from $2.4 billion in the same period of fiscal 2014. On a constant currency basis, total revenue increased 38.6%.

•	Retail net sales increased 40.6% to $1.7 billion. Comparable store sales increased 15.4%. On a constant currency basis, retail net sales grew 42.1%, and comparable store sales increased 16.2%. Wholesale net sales increased 35.4% to $1.5 billion and on a constant currency basis, wholesale net sales grew 36.1%. Licensing revenue increased 24.4% to $130.6 million.

•	Gross profit for the first nine months increased 37.5% to $2.0 billion, and as a percentage of total revenue was 61.3%, flat as compared to the same period of fiscal 2014.

•	Income from operations for the first nine months was $1.0 billion and as a percentage of total revenue was 30.4%. For the same period of fiscal 2014, income from operations was $762.3 million, or 31.8% as a percentage of total revenue.

•	Net income for the first nine months was $698.4 million, or $3.38 per diluted share, based on 206.8 million weighted average diluted shares outstanding. Net income for the same period of fiscal 2014 was $500.4 million, or $2.44 per diluted share, based on 205.2 million weighted average diluted shares outstanding.

Share Repurchase Program

During the quarter, the Company repurchased 5,068,813 shares of the Company’s ordinary shares for approximately $399.9 million.

Joseph B. Parsons, Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer, stated, “We are pleased to have repurchased approximately 5.1 million shares this quarter. This action demonstrates the Board and management’s confidence in our ability to generate strong free cash flow and to achieve our long term growth objectives.”

Outlook

For the fourth quarter of fiscal 2015, the Company expects total revenue to be in the range of $1.05 billion to $1.08 billion. This assumes a comparable store sales increase of mid-single digits on a reported basis and an increase of high single digits on a constant currency basis. Diluted earnings per share are expected to be in the range of $0.89 to $0.92 for the fourth quarter of fiscal 2015. This assumes 203.0 million weighted average diluted shares outstanding and a tax rate of approximately 30.0%.

For fiscal 2015, the Company now expects total revenue to be approximately $4.4 billion. This assumes a comparable store sales increase of low double digits on a reported basis, and an increase of low to mid-teens on a constant currency basis. Diluted earnings per share are now expected to be in the range of $4.27 to $4.30 for fiscal 2015. This assumes 205.8 million weighted average diluted shares outstanding and a tax rate of approximately 30.0%.

Conference Call Information

A conference call to discuss third quarter results is scheduled for today, February 5, 2015 at 8:00 a.m. ET. A replay of the call will be available today at 11:00 a.m. ET; to access the replay, dial 1-877-870-5176 for domestic callers or dial 1-858-384-5517 for international callers and enter access code 2052118. The conference call will also be webcast live in the investor relations section of www.michaelkors.com. The webcast will be accessible on the website for approximately 90 days after the call.

About Michael Kors

Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready to wear. His namesake company, established in 1981, currently produces a range of products through his Michael Kors and MICHAEL Michael Kors labels, including accessories, footwear, watches, jewelry, men’s and women’s ready to wear, and a full line of fragrance products. Michael Kors stores are operated, either directly or through licensing partners, in some of the most prestigious cities in the world, including New York, Beverly Hills, Chicago, London, Milan, Paris, Munich, Istanbul, Dubai, Seoul, Tokyo and Hong Kong.

Forward Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2014 (File No. 001-35368), filed on May 28, 2014 with the U.S. Securities and Exchange Commission.

CONTACTS:

Investor Relations:

Michael Kors Holdings Limited

Krystyna Lack - VP, Treasurer

201-691-6133

InvestorRelations@MichaelKors.com

Or

ICR, Inc.

Jean Fontana

203-682-1214

jean.fontana@icrinc.com

Media:

ICR, Inc.

Alecia Pulman

646-277-1231

KorsPR@icrinc.com

SCHEDULE 1

MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Net sales	$1,263,226	$964,787	$3,159,932	$2,288,479
Licensing revenue	51,500	47,442	130,553	104,912

Total revenue	1,314,726	1,012,229	3,290,485	2,393,391
Cost of goods sold	514,583	392,731	1,273,682	926,747

Gross profit	800,143	619,498	2,016,803	1,466,644
Total operating expenses	381,666	276,258	1,015,997	704,382

Income from operations	418,477	343,240	1,000,806	762,262
Other expense (income)	150	—	(1,396)	—
Interest expense, net	116	109	147	409
Foreign currency loss	1,201	3	4,946	279

Income before provision for income taxes	417,010	343,128	997,109	761,574
Provision for income taxes	113,335	113,485	298,728	261,127

Net income	$303,675	$229,643	$698,381	$500,447

Weighted average ordinary shares outstanding:
Basic	202,668,541	203,175,380	203,627,688	202,314,813
Diluted	205,647,816	206,088,062	206,752,103	205,192,959

Net income per ordinary share:
Basic	$1.50	$1.13	$3.43	$2.47
Diluted	$1.48	$1.11	$3.38	$2.44

Statements of Comprehensive Income:
Net income	$303,675	$229,643	$698,381	$500,447
Foreign currency translation adjustments	(22,220)	(1,745)	(46,824)	3,228
Net realized and unrealized gains (losses) on derivatives	2,769	(496)	13,327	(3,709)

Comprehensive income	$284,224	$227,402	$664,884	$499,966

SCHEDULE 2

MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 27, 2014	March 29, 2014	December 28, 2013
Assets
Current assets
Cash and cash equivalents	$949,846	$955,145	$828,341
Receivables, net	364,070	314,055	292,812
Inventories	537,501	426,938	431,564
Deferred tax assets	21,555	30,539	10,790
Prepaid expenses and other current assets	110,347	50,492	36,722

Total current assets	1,983,319	1,777,169	1,600,229
Property and equipment, net	532,304	350,678	321,542
Intangible assets, net	63,644	48,034	42,098
Goodwill	14,005	14,005	14,005
Deferred tax assets	3,740	3,662	9,633
Other assets	33,576	23,425	19,456

Total assets	$2,630,588	$2,216,973	$2,006,963

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$175,197	$131,953	$145,363
Accrued payroll and payroll related expenses	50,642	54,703	42,416
Accrued income taxes	29,757	47,385	11,645
Accrued expenses and other current liabilities	105,726	74,329	75,829

Total current liabilities	361,322	308,370	275,253
Deferred rent	94,926	76,785	72,293
Deferred tax liabilities	145	5,887	20,014
Other long-term liabilities	22,710	19,800	15,453

Total liabilities	479,103	410,842	383,013
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized, and 201,029,249 shares issued and outstanding at December 27, 2014, 204,291,345 shares issued and outstanding at March 29, 2014, and 203,882,679 shares issued and outstanding at December 28, 2013	—	—	—
Treasury shares, at cost (5,139,365 shares at December 27, 2014, 29,765 at March 29, 2014, and 29,765 at December 28, 2013)	(405,702)	(2,447)	(2,447)
Additional paid-in capital	610,938	527,213	503,639
Accumulated other comprehensive loss	(39,870)	(6,373)	(3,942)
Retained earnings	1,986,119	1,287,738	1,126,700

Total shareholders’ equity	2,151,485	1,806,131	1,623,950

Total liabilities and shareholders’ equity	$2,630,588	$2,216,973	$2,006,963

SCHEDULE 3

MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED SEGMENT DATA

(In thousands)

(Unaudited)

		Three Months Ended		Nine Months Ended
		December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Revenue by Segment and Region:
Retail net sales:	North America	$551,840	$423,724	$1,296,398	$993,462
	Europe	121,518	70,340	321,558	166,044
	Japan	16,030	9,316	47,253	25,119

Total Retail Net Sales		689,388	503,380	1,665,209	1,184,625

Wholesale net sales:	North America	476,239	397,599	1,203,960	940,222
	Europe	97,599	63,808	290,763	163,632

Total Wholesale Net Sales		573,838	461,407	1,494,723	1,103,854

Licensing revenue:	North America	29,202	41,296	78,038	98,766
	Europe	22,298	6,146	52,515	6,146

Total Licensing Revenue		51,500	47,442	130,553	104,912

Total Revenue		$1,314,726	$1,012,229	$3,290,485	$2,393,391

Income from Operations:
Retail		$214,928	$171,281	$484,951	$377,528
Wholesale		170,487	140,685	444,811	320,262
Licensing		33,062	31,274	71,044	64,472

Total Income from Operations		$418,477	$343,240	$1,000,806	$762,262

Operating Margin:
Retail		31.2%	34.0%	29.1%	31.9%
Wholesale		29.7%	30.5%	29.8%	29.0%
Licensing		64.2%	65.9%	54.4%	61.5%
Total Operating Margin		31.8%	33.9%	30.4%	31.8%

	As of
	December 27, 2014		December 28, 2013
Store Count and Square Footage by Region:	Store Count	Square Footage	Store Count	Square Footage
North America	337	941,115	284	725,034
Europe	125	300,429	76	150,162
Japan	47	60,125	35	42,785

Total	509	1,301,669	395	917,981

SCHEDULE 4

MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES

CONSTANT CURRENCY DATA

(In thousands)

(Unaudited)

Segment Data

	Three Months Ended		% Change
	December 27, 2014	December 28, 2013	As Reported	Constant Currency
Retail net sales	$689,388	$503,380	37.0%	40.5%
Wholesale net sales	573,838	461,407	24.4%	26.4%
Licensing revenue	51,500	47,442	8.6%	8.6%

Total revenue	$1,314,726	$1,012,229	29.9%	32.6%

	Nine Months Ended		% Change
	December 27, 2014	December 28, 2013	As Reported	Constant Currency
Retail net sales	$1,665,209	$1,184,625	40.6%	42.1%
Wholesale net sales	1,494,723	1,103,854	35.4%	36.1%
Licensing revenue	130,553	104,912	24.4%	24.4%

Total revenue	$3,290,485	$2,393,391	37.5%	38.6%

Comparable Store Sales Data

	Three Months Ended		Nine Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
	As Reported	Constant Currency	As Reported	Constant Currency
North America	6.0%	6.8%	11.1%	11.8%
Europe	21.2%	29.9%	36.8%	36.5%
Japan	35.4%	54.4%	45.3%	56.1%

Global	8.6%	10.9%	15.4%	16.2%